UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2008

GREAT SOUTHERN BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.02.  Results of Operations and Financial Condition

         On May 19, 2008, Great Southern Bancorp, Inc. (the "Company") issued the press release attached hereto as Exhibit 99, and incorporated herein by reference, announcing the filing of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008. As stated in the press release, the Company's first quarter financial statements reflect a provision expense and related charge-off of $35 million, equal to $1.70 per share (after tax), related to a $30 million stock loan to an Arkansas-based bank holding company (ABHC) and the under-collateralized portion of other associated loans totaling $5 million, as previously reported by the Company in a Current Report on Form 8-K filed on May 12, 2008. This charge-off resulted from the appointment of the FDIC as Receiver for ABHC's subsidiary bank by the OCC on May 9, 2008, and the closing of this bank by the FDIC on that same day. As also stated in the press release, because the Company determined that the charge-off should be reflected in the quarter ended March 31, 2008, the Company's first quarter earnings release furnished under a Current Report on Form 8-K on April 17, 2008 should no longer be relied upon for first quarter financial results. Investors should instead refer to the Company's Quarterly Report on Form 10-Q for the first quarter, filed on May 19, 2008.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
	99	Press release dated May 19, 2008
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date:	May 19, 2008	By: /s/ Joseph W. Turner Joseph W. Turner, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated May 19, 2008

4
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